As filed with Securities and Exchange Commission on May 9, 2011
Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GAYLORD ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	73-0664379
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
One Gaylord Drive
Nashville, Tennessee 37214
(Address of Principal Executive Offices) (Zip Code)

GAYLORD ENTERTAINMENT COMPANY
AMENDED AND RESTATED 2006 OMNIBUS INCENTIVE PLAN
(Full title of the plan)
Carter R. Todd, Esq.
Executive Vice President, Secretary and General Counsel
Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000
(Name, Address, and Telephone Number of Registrant’s agent for service)
Copy to:
F. Mitchell Walker, Jr., Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
		offering	maximum
Title of securities	Amount to be	price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price (2)	registration fee
Common Stock, par value $0.01 per share	3,000,000 shares	$32.49	$97,470,000	$11,316.27

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, this registration statement covers related rights to purchase the Registrant’s Series A Junior Participating Preferred Stock (the “Stock Rights”) registered on a Form 8-A filed with the Securities and Exchange Commission on August 13, 2008, as amended. No additional consideration will be received for the Stock Rights, which will initially trade together with the Registrant’s Common Stock.

(2)	Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on May 5, 2011.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Gaylord Entertainment Company, a Delaware corporation (the “Registrant”), issuable pursuant to the Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan (the “Plan”). The Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-136494), as filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2006, is hereby incorporated herein by reference.
Item 8. Exhibits.
5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1*	Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan

*	Previously filed as Annex A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on May 5, 2011, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 9th day of May, 2011.

GAYLORD ENTERTAINMENT COMPANY
By:	/s/ Carter R. Todd
Carter R. Todd
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Colin V. Reed, David C. Kloeppel and Carter R. Todd, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signatures	Title	Date

/s/ Colin V. Reed Colin V. Reed	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 9, 2011

/s/ Glenn J. Angiolillo Glenn J. Angiolillo	Director	May 9, 2011

/s/ Michael J. Bender Michael J. Bender	Director	May 9, 2011

/s/ E.K. Gaylord, II E.K. Gaylord, II	Director	May 9, 2011

/s/ D. Ralph Horn D. Ralph Horn	Director	May 9, 2011

Signatures	Title	Date

/s/ David W. Johnson David W. Johnson	Director	May 9, 2011

/s/ Terrell T. Philen, Jr. Terrell T. Philen, Jr.	Director	May 9, 2011

/s/ Robert S. Prather, Jr. Robert S. Prather, Jr.	Director	May 9, 2011

/s/ Michael D. Rose Michael D. Rose	Director	May 9, 2011

/s/ Michael I. Roth Michael I. Roth	Director	May 9, 2011

/s/ Mark Fioravanti Mark Fioravanti	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 9, 2011

/s/ Rod Connor Rod Connor	Senior Vice President and Chief Administrative Officer (Principal Accounting Officer)	May 9, 2011

EXHIBIT INDEX
5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1*	Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan

*	Previously filed as Annex A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on May 5, 2011, and incorporated herein by reference.